UNIVERSAL LEAF TOBACCO COMPANY, INCORPORATED
                            1994 DEFERRED INCOME PLAN

         Universal Leaf Tobacco Company, Incorporated (the "Sponsor") hereby amends and restates, effective as of July 1, 1998, except as otherwise provided for herein, the Universal Leaf Tobacco Company, Incorporated 1994 Deferred Income Plan, a non-qualified deferred compensation program for a select group of management employees, as otherwise provided for herein. The following shall constitute the terms and conditions of the amended and restated 1994
Deferred Income Plan, restated effective as of July 1, 1998, except as otherwise effective as provided for below.

A.       Purpose and Administration

         1.       Statement of Purpose

         The purpose of the 1994 Deferred Income Plan, as restated, (the "Plan") is to provide a select group of officers of Universal Leaf Tobacco Company, Incorporated ("ULT"), Universal Corporation ("Universal") and certain of Universal's domestic subsidiaries, as listed on Schedule A of the Plan as attached hereto and amended from time to time (the "Participating Subsidiaries") (such entities also sometimes referred to, individually or collectively, as the "Company"), with recurrent opportunities to defer receipt of a portion of salary and amounts to be earned pursuant to the applicable Management Performance Plan of the Company (together herein the "MPP"). Such deferrals hereunder (for a particular year), until a date certain in the future, will apply to amounts which otherwise would be payable currently (that is, in the year when such salary or MPP award would normally be determined, provided and paid).

         2.       Top Hat Plan

         The Sponsor intends that the Plan will constitute an unfunded "top hat" plan, maintained for the purpose of providing deferred compensation benefits to a select group of management employees of the Company, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Security Act of 1974 ("ERISA"), and the rules and regulations issued thereunder, as amended from time to time.

         3.       Plan Administration

         Full power and authority to construe, interpret and administer the Plan, and to change the requirements for eligibility and investment options, shall be vested solely and exclusively in the Executive Committee of the Sponsor (herein the "Committee"). The Committee shall have complete and exclusive discretion and authority to administer and interpret the Plan, to make determinations provided for, or permitted to be made, under the Plan and to establish such Plan rules and regulations, if any, that the Committee deems necessary or appropriate for the ongoing administration and operation of the Plan.



B.                Eligibility

         1.       Eligible Employees

                  Participants in this Plan shall consist of the following corporate officers:

             (a)  Officers of Universal;

             (b)  Corporate Directors and above of ULT;

             (c)  Vice Presidents and above of Participating Subsidiaries;
                  and

             (d) Assistant Vice Presidents who are also Assistant General Managers at processing plants of Participating Subsidiaries.

                  Upon participation, such officers are collectively referred to herein as the "Participants".

C.                Deferral Elections

         1.       Agreements

                  The initial deferral agreement (the "Initial Agreement"), in a form approved by the Committee, shall be executed by the Company and each Participant to effectuate the deferrals described in Section 2(a) below. Subsequent deferral agreements (the "Subsequent Agreements"), in a form approved by the Committee, shall be executed by the Sponsor and each Participant to effectuate the deferrals described in Section 2(b) below (the Initial Agreement and the Subsequent Agreements are collectively referred to herein as the "Deferral Agreements"). Execution of the Deferral Agreements between the Company and each Participant shall constitute the sole and exclusive means for each Participant to effectuate deferral elections pursuant to the Plan.

         2.       Deferral Elections

                  (a)  Initial Deferral

                  Each Participant, if otherwise eligible during such period, may elect (may have elected) in writing to defer an amount of salary up to a maximum of seventy-five percent (75%) of salary for the Plan's initial deferral period of July 1, 1994 through December 31, 1995 (the "Initial Deferral Period"). There are (were) two separate deferral elections for the Initial Deferral Period. The first election is (was) for the period July 1, 1994 to December 31, 1994, and the second election is (was) for Calendar Year 1995. Each Participant also may elect (may have elected) in writing to defer up to one hundred percent (100%) of his or her MPP award for the Sponsor's fiscal year beginning July 1, 1994 and ending June 30, 1995, which is (was) payable in September of 1995 (the "1995 MPP Award"), or all of his or her 1995 MPP award in excess of a fixed sum designated by the Participant, if any. The election with respect to salary for the Initial Deferral Period and/or the 1995 MPP Award shall be made (shall have been made) in the month of June, 1994.

                  (b)  Subsequent Deferrals

                  Each Participant may elect in writing to defer an amount of salary up to a maximum of fifty percent (50%) of salary for the subsequent calendar year (the "Subsequent Deferral Period"). Each Participant also may elect in writing to defer either (i) up to one hundred percent (100%) of his or her MPP Award, if any, for the Sponsor's subsequent fiscal year, which is generally payable the September after the conclusion of the upcoming/new fiscal year (the "Subsequent MPP Award"), (ii) up to a fixed dollar amount of such Subsequent MPP Award, if any or (iii) such other amount of such Subsequent MPP Award determined under an MPP deferral option otherwise approved by the Committee in its sole discretion.

                  Further, effective for deferral elections to be made in 1999 for calendar year 2000 compensation, and for subsequent elections under the Plan, the deferral election with respect to salary for the Subsequent Deferral Period and/or the Subsequent MPP Award generally shall be made by the Participant by the end of the month of September prior to the beginning of the subsequent calendar year in which any related salary and MPP Award will otherwise be determined and paid. For example, the election deferral deadline for 1999 (for the salary otherwise payable in Calendar Year 2000, and any MPP award otherwise finally determined and payable in September of 2000) shall be September 30, 1999.

                  (c)  New Participant Deferrals

                  Any new Employee to the Company who is eligible to participate in the Plan subsequent to the Plan's commencement date of July 1, 1994 may elect to defer salary within thirty (30) days from the date on which he or she first becomes eligible to participate. Each continuing Employee who becomes eligible to participate in the Plan subsequent to the Plan's commencement date of July 1, 1994, may elect salary and/or MPP award deferrals during the next regular annual deferral election period.

D.                Deferral Accounts

         1.       Deferral Account

                  The Company shall establish a deferral account in the name of each Participant on the Company's books and records, which shall reflect the amount of actual deferrals for a particular year plus any earnings and less any losses thereon (the "Adjustment") as described in Section 3 hereinafter, as an unfunded liability of the Company to the Participant (the actual deferral for such year, plus or minus the Adjustment, is collectively referred to herein as the "Deferral Account").




         2.       Irrevocability of Deferral Elections

                  Once a Participant elects to defer salary and/or an MPP award, pursuant to the terms of a Deferral Agreement, including elections as to amount, and timing and method of payment, such election shall be irrevocably binding upon the Participant.

         3.       Investment Options

                  The Sponsor has selected the following initial investment funds, which may be modified from time to time by the Committee:

                  The Oppenheimer Capital Appreciation Fund;
                  The Oppenheimer Global Fund;
                  The Massachusetts Mutual Equity Fund;
                  The Massachusetts Mutual Bond Fund;
                  The Massachusetts Mutual Money Market Fund; and
                  The Dreyfus Stock Index Fund.

                  The above funds, including any changes or additions thereto, shall be referred to individually or collectively as an "Investment Option" or the "Investment Options". The Sponsor shall use the Participant's Investment Option designations to calculate the Adjustment component of the Deferral Account. The Participant may each change his or her investment election designation each month, with regard to future contributions and current sub-accounts under the Deferral Account, either by calling 1-800-999-6808 or by submitting an investment allocation form. If a Participant changes his or her Investment Option designation for either amounts then in the Deferral Account or future contributions to be allocated to the Deferral Account, then such change shall supersede the previous designation for such sub-account, effective as of the first day of the month following the date of such changed election.

                  The Sponsor shall begin crediting the Participant's Deferral Account with the amount deferred by the Participant on the last day of the month in which the salary or MPP Award, respectively, otherwise would have been paid to such Participant. Further, as to any applicable amount later distributed from the Plan, the Sponsor shall cease crediting or debiting Adjustments to the Participant's Deferral Account on the last day of the month of the applicable distribution event set forth in Section E (herein the "Valuation Date").

                  Plan Is Unfunded. Otherwise, while the allocation of investment selections for each Participant shall be made among the Investment Options, the Plan shall be and remain unfunded, and the Participants and the Plan shall have absolutely no ownership interest in any Investment Option. The Sponsor, for its own account, may, but is not required to, invest the amounts represented by the Deferral Accounts in the Investment Options. The Sponsor shall be the sole owner of any funds invested in any such Investment Option, as well as all amounts accounted for in the Deferral Accounts, all of which shall at all times be subject to the claims of the Company's general, unsecured creditors.


E.                Distributions

         1.       Pre-Deferral Irrevocable Payment Election

                  A Participant may irrevocably elect to receive the distribution of a Deferral Account, established with respect to a particular year's deferral, under one selected option from the following alternatives (with options (e) and (f) available for the 1999 deferral election period and thereafter):

                  (a) in a one-time partial distribution of a specified amount on a specified future date that is more than five (5) years from the date of execution of the related Deferral Agreement, with the remainder to be distributed, as elected, in accordance with either subsection (c), (d) or (e) below, and with such partial distribution to be made on or before the fifteenth day of the month following the specified Valuation Date;

                  (b) in a lump sum distribution of the entire related Deferral Account on a specified future date that is more than five (5) years from the date of execution of the related Deferral Agreement, with payment made on or before the fifteenth day of the month following the specified Valuation Date;

                  (c) upon retirement from the Company in a lump sum distribution, with payment made on or before the fifteenth day of the month following the applicable post-retirement Valuation Date;

                  (d) upon retirement from the Company, in annual installment payments for a specified period of up to fifteen (15) years, beginning or before the fifteenth day of the month following the applicable post-retirement Valuation Date and continuing (to be paid) on each subsequent anniversary date thereafter. Under this method, for example (assuming a fifteen year payment election), the first year's distribution amount will equal one-fifteenth (1/15) of the total accumulated Deferral Account, the second year's distribution will equal one-fourteenth (1/14) of the remaining Deferral Account, and so forth;

                  (e) upon an anniversary of the Participant's retirement from the Company selected by the Participant under the deferral election (for example, 2 years after the retirement date), in annual installment payments thereafter for a specified period of up to fifteen (15) years, beginning on or before the fifteenth day of the month following the applicable anniversary date's Valuation Date and continuing to be paid as of each subsequent anniversary of the Valuation Date thereafter. Under this method, for example (assuming a fifteen year payment election), the first year's distribution amount will equal one-fifteenth (1/15) of the total accumulated Deferral Account, the second year's distribution will equal one-fourteenth (1/14) of the remaining Deferral Account, and so forth; or


                  (f) upon the later of 1) retirement from the Company or 2) a specified future date that is more than five (5) years from the date of execution of the related Deferral Agreement, in annual installment payments for a specified period of up to fifteen (15) years, beginning on or before the fifteenth day of the month following the applicable specified or post-retirement Valuation Date, and continuing (to be paid) on each subsequent anniversary date thereafter. Under this method, for example (assuming a fifteen year payment election), the first year's distribution amount will equal one-fifteenth (1/15) of the total accumulated Deferral Account, the second year's distribution will equal one-fourteenth (1/14) of the remaining Deferral Account, and so forth.

         Further, if a Participant files an otherwise sufficient deferral election for any year that fails to properly select a distribution option, and such distribution selection is not corrected by the deferral election deadline for that year, then the Participant shall be deemed irrevocably to have selected option (c), distribution upon retirement from the Company in a lump sum distribution, with payment made on or before the fifteenth day of the month following the applicable post-retirement Valuation Date.

         Otherwise, notwithstanding the Participant's election of an irrevocable deferred lump sum or deferred installment payment from the options above, however, the distribution of any remaining Deferral Account to a Participant shall be accelerated in the event of his or her permanent disability (under
Section 2 below), death (under Section 3 below), termination of employment other than by retirement (under Section 4 below) or a "Change of Control", as defined hereinafter (under Section 5 below); and, such distribution may be accelerated in the event of an "Unforeseeable Emergency", as defined hereinafter (under
Section 6 below).

         2.       Payment in Event Participant Becomes Permanently Disabled

                  In the event a Participant terminates employment as a result of "total and permanent disability", as that term is defined in the Sponsor's Long Term Disability Benefits Plan, the accelerated method of payment of a Participant's remaining Deferred Accounts under this Plan shall be a lump sum distribution, with payment made on or before the fifteenth day of the month following the Valuation Date coinciding with or next following the Participant's determination of total disability.

         3.       Payment in Event of Participant's Death

                  In the event a Participant dies prior to the elected date for any payment of any Deferral Account, the accelerated method of payment of a Participant's remaining Deferred Accounts shall be a lump sum distribution to the beneficiary previously designated in writing by the Participant, with payment made on or before the fifteenth day of the month following the Valuation Date coinciding with or next following the Participant's death.

                  Each Participant shall designate in writing a beneficiary to whom the death benefits hereunder are to be paid (should the Participant die prior to receiving distribution of his or her entire Deferral Account). A Participant may change his or her beneficiary designation at any time, by filing a revised and executed beneficiary designation form with the Committee (which shall only be effective upon receipt by the Committee).

                  If a Participant fails to designate any beneficiary as provided for above, if no designated beneficiary survives the Participant or if each designated beneficiary dies before the distribution of all payments otherwise due hereunder with respect to any deceased Participant, the Sponsor shall pay any remaining Deferral Accounts of the Participant to the Participant's estate.


         4.       Payment in Event of Participant's Termination of Employment

                  Upon termination of employment for reasons other than retirement, total and permanent disability or death, the Company shall pay the terminated Participant his or her accumulated Deferral Accounts in a lump sum distribution, with payment made on or before the fifteenth day of the month following the Valuation Date coinciding with or next following the Participant's termination.

         5.       Payment in Event of Change of Control

                  Upon the Occurrence of a "Change of Control", as defined below, with respect to either an employed Participant or a retired Participant who is either receiving payments hereunder or has deferred payments pending under prior elections, the Company shall pay such Participant his or her remaining Deferral Accounts in a lump sum distribution, with payment made on or before the fifteenth day of the month following the Valuation Date coinciding with or next following the date of the Change of Control.

                  For the purpose of this Plan, a "Change of Control" shall mean:

                  (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"))(hereunder a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock of Universal Corporation (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Universal Corporation entitled to vote generally in the election of directors of Universal Corporation (the "Outstanding Voting Securities"); provided that, however, for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control hereunder: (i) any acquisition directly from Universal Corporation, (ii) any acquisition by Universal Corporation,
                  (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Universal Corporation or any corporation controlled by Universal Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) below;

                  (b) Individuals who, as of July 1, 1994, constitute the Board of Directors of Universal Corporation (the "Incumbent Board") cease, for any reason, to constitute at least a majority of such Board; provided, however, that any individual becoming a director subsequent to July 1, 1994, whose election, or nomination for election, by the shareholders of Universal Corporation, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of Universal Corporation;

                  (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all, or substantially all, of the assets of Universal Corporation (a "Business Combination") in each case, unless, following such Business Combination: (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which, as a result of such transaction, owns Universal Corporation or all or substantially all of the assets of Universal Corporation, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Universal Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination and the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (d) Approval by the shareholders of Universal Corporation of a complete liquidation or dissolution of Universal Corporation.

         6.       Payment in Event of Unforeseeable Emergency

                  (a) A distribution of a portion of a Participant's Deferral Account because of an Unforeseeable Emergency shall be permitted only to the extent required by the Participant to satisfy the Participant's emergency need. Whether an Unforeseeable Emergency hereunder has occurred will be determined solely by the Committee, which has the complete and exclusive discretion and authority to make such determination. Distributions in the event of an Unforeseeable Emergency may be made by and with the approval of the Committee, upon written request submitted by the Participant.

                  b) An "Unforeseeable Emergency" hereunder is defined as a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the
                  Participant's property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant's control. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each situation, but, in any event, any distribution under this Section shall not exceed the remaining amount required by the Participant to resolve the hardship after: (i) reimbursement or compensation through insurance or otherwise; (ii) obtaining liquidation of the Participant's assets, to the extent such liquidation would not itself cause a severe financial hardship; and (iii) suspension of current deferrals under the Plan under this Section.

F.                Participants' Rights

         1.       Participant Rights in the Unfunded Plan

                  Any liability of the Company to any Participant with respect to any benefit hereunder shall be based solely upon the contractual obligations created by the Plan and the related Deferral Agreements (collectively, the "Agreements"). No such obligation shall be deemed to be secured by any pledge or any encumbrance on any property of the Company. No Participant shall have any rights under the Plan other than those of a general unsecured creditor of the Company. Any assets segregated or otherwise identified by the Company for the purpose of paying benefits pursuant to the Plan nevertheless remain general corporate assets subject to the claims of the general creditors of the Company, and are not held in trust by the Company for the benefit of Plan Participants.

         2.       Benefits Not Assignable

                  Except as otherwise provided for under Section E.3., each Participant's rights under the Plan shall be non-transferable and non-assignable. Subject to the exceptions provided under the Plan, no benefit which shall be payable to any person (including a Participant or Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge. Any such attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefits shall be void. Further, no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized, except to such extent as may be required by law.


G.                The Sponsor's Reservation of Rights

         1.       Amendment or Termination of Plan

                  The Sponsor retains the right, at any time and in its sole and exclusive discretion, to amend or terminate the Plan, in whole or in part, without restriction. Any amendment of the Plan shall be approved by the Board of Directors of the Sponsor, shall be in writing and shall be communicated within thirty (30) days of its adoption to the Participants.

                  Notwithstanding the above, the Committee shall have the authority to change the requirements of eligibility or to modify the Investment Options hereunder.

                  Notwithstanding the above, no amendment of the Plan shall substantially impair or curtail the Sponsor's contractual obligations under the Plan arising from Deferral Agreements previously executed as to deferrals completed and benefits accrued prior to such amendment.

                  Further, notwithstanding any other provision herein to the contrary, in the event of Plan termination, full payment of all remaining Deferral Accounts shall be completed not later than the last business day of the third calendar month following the month in which the Plan termination is made effective.

H.                Claims for Benefits

         1.       Claims Procedure

                  Any  claim  by  a  Participant  or  his  or  her   Beneficiary
(hereafter "Claimant") for benefits shall be submitted in writing to the Committee. The Committee shall be responsible for deciding whether such claim is payable, or the claimed relief otherwise is allowable, under the provisions and rules of the Plan (a "Covered Claim"). The Committee otherwise shall be responsible for providing a full and fair review of the Committee's decision with regard to any claim, if requested. The Committee shall provide such full and fair review in accordance with the requirements of ERISA, including without limitation the requirements of Section 503 thereof.

                  Each claimant or other interested person shall file with the Committee such pertinent information as the Committee may specify, and in such manner and form as the Committee may specify and provide, and such person shall not have any rights or be entitled to any benefits, or further benefits, hereunder, as the case may be, unless the required information is filed by the Claimant or on behalf of the Claimant. Each Claimant shall supply, at such times and in such manner as may be required, written proof that the benefit is covered under the Plan. If it is determined that a Claimant has not incurred a Covered Claim or if the Claimant shall fail to furnish such proof as is requested, no benefits, or no further benefits, hereunder, as the case may be, shall be payable to such Claimant.

                  Notice of any decision by the Committee with respect to a Claim shall be furnished to the Claimant within ninety (90) days following the receipt of the claim by the Committee (or within ninety (90) days following the expiration of the initial ninety (90) day period, in any case where there are special circumstances requiring extension of time for processing the claim). If special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished by the Committee to the Claimant prior to the expiration of the initial ninety (90) day period. The notice of extension shall indicate the special circumstances requiring the extension and the date by which the notice of decisions with respect to the claim shall be furnished. Commencement of benefit payments shall constitute notice of approval of a claim to the extent of the amount of the approved benefit. If such claim shall be wholly or partially denied, such notice shall be in writing and worded in a manner calculated to be understood by the Claimant, and shall set forth (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent provisions of the Plan on which the denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the Plan's claims review procedure. If the Committee fails to notify the Claimant of the decision regarding his or her claim in accordance with the "Claims Procedure" provisions, the claim shall be "deemed" denied and the Claimant then shall be permitted to proceed with the claims review procedure provided herein.

                  Within sixty (60) days following receipt by the Claimant of notice of the claim denial, or within sixty (60) days following the close of the ninety (90) day period referred to herein if the Committee fails to notify the Claimant of a decision within such ninety (90) day period, the Claimant may appeal denial of the claim by filing a written application for review with the Committee. Following such request for review, the Committee shall fully and fairly review the decision denying the claim. Prior to the decision of the Committee, the Claimant shall be given an opportunity to review pertinent documents and submit any issues and comments to the Committee in writing. The decision of the Committee then shall be made within sixty (60) days following receipt by the Committee of a timely request for review (or within one hundred and twenty (120) days after such receipt, in a case where there are special circumstances requiring an extension of time for reviewing such denied claim). The Committee shall deliver its decision to the Claimant in writing. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

                  For all purposes under the Plan, the decisions with respect to a claim, if no review is requested, and the decisions with respect to a claim review, when requested, shall be final, binding and conclusive on all Participants, Beneficiaries and other interested parties, as to all matters relating to the Plan and Plan benefit. Further, each claims determination under the Plan shall be made in the absolute and exclusive discretion and authority of the Committee.

I.                Miscellaneous Provisions

         1.       Effect on Other Benefits

                  Except as otherwise required by applicable law, the salary deferred by a Participant shall otherwise be included in the Participant's annual compensation for purposes of calculating the Participant's bonuses and awards, insurance and other employee benefits. However, in accordance with the terms of any plan qualified under Section 401 of the Internal Revenue Code maintained by the Sponsor, the amount of salary deferrals under the Plan shall not be included as calendar year compensation in calculating the Participant's benefits or contributions by or on behalf of the Participant. Distributions made under the Plan shall be excluded from compensation in years paid for purposes of calculating a Participant's bonuses and awards, insurance and other employee benefits.

         2.       Plan Year

                  The Plan Year shall be the calendar year.

         3.       Tax Withholding

                  The Sponsor shall withhold from any payment made by it under the Plan such amount or amounts as may be required for purposes of complying with the tax withholding or other provisions of the Internal Revenue Code of 1986, as amended, the Social Security Act, as amended, or any federal, state or local income or employment tax provision; or otherwise, for purposes or paying any estate, inheritance or other tax attributable to any amounts payable hereunder.

         4.       Participant's Incapacity

                  If, in the Committee's opinion, a Participant or other person entitled to receive benefits under the Plan is in any way incapacitated so as to be unable to manage his or her financial affairs, then the Committee may make such payment(s) into a separate, interest-bearing account established for the benefit of, and on behalf of, the Participant or other recipient, for release at such time as a claim is made by a conservator or other person legally charged with the care of his or her person or of his or her estate, as applicable. Thereafter, any benefits payable under the Plan shall be made to such conservator or other person legally charged with the care of his or her person or estate.

         5.       Independence of Plan

                  Except as otherwise expressly provided herein, this Plan shall be independent of, and in addition to, any other employment agreement or employment benefit agreement, plan or rights that may exist from time to time between the parties hereto. This Plan shall not be deemed, however, to constitute a contract of employment between the Company and a Participant; nor shall any provision hereof restrict the right of the Company at any time to discharge a Participant, with or without assigning a reason therefore, or restrict any right of a Participant to terminate his or her employment with the Company.

         6.       Responsibility for Legal Effect

                  Neither   the    Committee   nor   the   Company   makes   any
representations or warranties, express or implied, or assumes any responsibility concerning the legal, tax, or other implications or effects of this Plan.



         7.       Successors, Acquisitions, Mergers, Consolidations

                  The terms and conditions of the Plan and each Deferral Agreement thereunder shall inure to the benefit of, and bind, the Company and the Participants, and their successors, assigns and personal representatives.

         8.       Controlling Law

                  The Plan shall be construed in accordance with the laws of the Commonwealth of Virginia, to the extent not preempted by the laws of the United States of America.

WITNESS the following signature this 9th day of November, 1998.

                                              /s/ William L. Taylor
                                             ---------------------------
                                             William L. Taylor,
                                             Executive Vice President

                                   SCHEDULE A


                         DESIGNATED AFFILIATED COMPANIES


                      UNIVERSAL LEAF NORTH AMERICA NC, INC.

              LANCASTER LEAF TOBACCO COMPANY OF PENNSYLVANIA, INC.

                          IMPERIAL PROCESSING DIVISION
                                       OF
              LANCASTER LEAF TOBACCO COMPANY OF PENNSYLVANIA, INC.

                        SOUTHERN PROCESSORS, INCORPORATED

                       J. P. TAYLOR COMPANY, INCORPORATED

                   J. P. TAYLOR TOBACCO COMPANY, INCORPORATED

                        TOBACCO PROCESSORS, INCORPORATED

                          RED RIVER FOODS, INCORPORATED

                   SOUTHWESTERN TOBACCO COMPANY, INCORPORATED

                          GOLD HARBOR COMMODITIES, INC.